                           AIRCOA HOTEL PARTNERS, L.P.

                         SECOND RENEWAL PROMISSORY NOTE


$2,065,000.00                                           Executed to be effective
                                                                   July 30, 1994
                                                           Indianapolis, Indiana


     FOR VALUE RECEIVED, AIRCOA HOTEL PARTNERS, L.P., a Delaware limited partnership ("Maker" or the "Partnership"), hereby promises to pay to the order of NATIONAL CITY BANK, INDIANA, a national banking association, or its assigns (the "Holder" or "Payee"), the principal sum of Two Million Sixty-Five Thousand and No/100 Dollars ($2,065,000.00), on or before October 31, 1995, in the manner and at the times hereinafter specified, with interest (computed on the basis of a 360-day year, but applied to the actual number of days in each interest payment period) on the unpaid balance of such principal sum, at the interest rate per annum equal to the sum of one and one-half percent (1-1/2%) plus the rate from time to time posted by Bank as its per annum interest "Base Rate," with each change in the rate of interest to take effect on the date of change of the Base Rate, unless the conditions set forth below are not satisfied, payable as follows:

          (a) Commencing on August 1, 1994, and continuing on the first day of each of the following calendar months through October 1, 1995, installments of accrued and unpaid interest shall be due and payable;

          (b) Commencing on September 1, 1994, and continuing on the first day of each of the following calendar months through October 1, 1995, installments of principal, each in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00), shall be due and payable;

          (c) on or before May 30, 1995, an installment of principal, in an amount equal to twenty-five percent (25%) of Maker's "Excess Cash Flow" (hereinafter defined) for Maker's fiscal year ending December 31, 1994, shall be due and payable;

          (d) The entire unpaid principal balance and all unpaid and accrued interest shall be due and payable on October 31, 1995.

          (e) In the event that the effective interest rate on this Note increases to an amount greater than nine percent (9%) per annum during the term of this Note, the amount of interest due as a result of the difference between the effective interest rate and nine percent (9%) per annum shall be deferred and shall be due and payable on October 31, 1995. Any such deferred interest shall not bear interest.



                                                                  EXHIBIT 10.31d

     For purposes of this Note, "Excess Cash Flow" shall mean and refer to "Available Cash Flow", as such term is defined in that certain Amended and Restated Loan Agreement executed by Maker and Payee effective December 31, 1992, as amended by a certain Waiver and First Amendment to Amended and Restated Loan Agreement effective November 9, 1994, as amended by a certain Second Amendment to Amended and Restated Loan Agreement of even date herewith, and as amended from time to time hereafter (hereinafter collectively referred to as the "Loan Agreement").

     1. All amounts payable under or with respect to this Note shall be payable without relief from valuation and appraisement laws. Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Holder in Indianapolis, Indiana, or at such other place as the Holder shall have designated for such purpose to the Partnership in writing.

     2. No payment on account of principal of this Note shall be made if a Default or an Event of Default [as such terms are defined in the Loan Agreement by and among Bankers Trust Company and Banca Cassa Di Risparmio Di Torino, S.p.A., New York Branch, as lenders (collectively, the "Senior Lenders"), Bankers Trust Company, as agent and the Partnership dated as of February 20, 1987 (as the same has been amended seven (7) times prior to the date hereof, the "Bankers Trust Loan Agreement") relating to the Senior Secured Note of the Partnership (the "Senior Secured Note")] shall have occurred and shall then be continuing or would occur as a result thereof. The foregoing shall not prohibit or otherwise limit the payment of accrued interest on this Note on any scheduled interest payment date or at any other time contemplated by this Note or otherwise.

     3. Maker may prepay all or any portion of the principal amount outstanding under this Note at any time and from time to time without penalty or premium by a payment to Holder in immediately available Dollars by Maker. No payment or prepayment of this Note shall be readvanced. This Note shall be immediately due and payable in full in the event that the Senior Secured Note is paid in full.

     4. Maker shall pay a "late charge" for the purpose of defraying expense incident to handling with respect to any monthly installment of interest and principal, or portion thereof, payable hereunder not paid within ten (10) days after the date when first due, at the rate of five cents (5 cents) for each One and no/100 Dollar ($1.00) so overdue, with a minimum charge of Twenty and no/100 Dollars ($20.00). Provided, however, nothing herein contained shall be construed as a waiver by the Holder of this Note of its option to declare a default if any payment of any installment of interest or principal, or portion thereof, is not made when due.

     5. Upon any payment or distribution of assets of or in respect of the Partnership of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Partnership, either voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon the Senior Secured Note shall first be paid in full, or payment thereof fully provided for, before the Holder shall be entitled to receive or retain any assets so paid or distributed in respect hereof and/or thereof; and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of or in respect of the Partnership of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for these provisions, shall be paid by the Partnership or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by it, directly to the holder(s) of the Senior Secured Note (PRO RATA to each of such holders on the basis of the respective amounts of the Senior Secured Note held by such holders or their representatives), to the extent necessary to pay the Senior Secured Note in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holder(s) of the Senior Secured Note, before any payment or distribution is made to the Holder. Notwithstanding the foregoing, the Senior Lenders have consented to a Five Hundred Thousand Dollars ($500,000.00) principal reduction made at the time of execution and delivery hereof and the stated amount of this Note reflects the payment thereof. Such principal reduction has been accepted by the Holder hereof in reliance on such consent and on a Certificate of Solvency provided by the Maker to Holder of even date herewith.

     6. By your acceptance of this Note, the Holder shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration of each holder of the Senior Secured Note, and such holder(s) of the Senior Secured Note shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, the Senior Secured Note.

     7. Notwithstanding anything herein to the contrary, this Note may not be amended (or any provision hereof waived) without the prior written consent of the Required Lenders (as defined in the Bankers Trust Loan Agreement). This Note shall be governed by the terms, provisions and conditions of the Loan Agreement, and shall be entitled to the benefits and security of all

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agreements and documents executed to National City Bank, Indiana, in connection with the Loan Agreement.

     8. No provision hereof shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal hereof and interest hereon at the times and places herein specified. The Partnership and endorsers herein waive demand, protest and notice of dishonor and all defenses on ground of any extension of the time of payment of this Note that may be given by the Holder hereof.

     9. This Note may be assigned or otherwise transferred as provided in this Note; provided that (i) the assignment or transfer is made in compliance with applicable laws and (ii) the assignee or transferee acknowledges in writing to the Holder that it takes this Note subject to all of the provisions hereof, including without limitation the subordination provisions.

     10. At any time and from time to time, this Note may be assigned or transferred to one or more persons, in whole or in part, in integral multiples of $1,000. Upon surrender of this Note to the Partnership for transfer pursuant to this paragraph, duly endorsed or accompanied by written instruments of transfer satisfactory to the Partnership, the Partnership, at the Holder's expense, shall execute and deliver to the designated transferee(s), in the name of the designated transferee(s), a new note or notes in an authorized designated principal amount, which new note or notes when so issued shall be the valid obligation of the Partnership, evidencing the same debt, and entitled to the same benefits as this Note (or portion thereof) surrendered upon such transfer, and the Partnership, at the Holder's expense, shall execute and deliver to the Holder, in the name of the Holder at the Holder's address, a new note in the aggregate principal amount equal to and in exchange for the untransferred portion of the principal of this Note so surrendered, which new note when so issued shall be the valid obligations of the Partnership, evidencing the same debt, and entitled to the same benefits as this Note (or portion thereof) surrendered upon such exchange. The Partnership shall establish a register for the purpose of registering, and registering the transfer of, this Note and any new notes as permitted hereunder and shall adopt such other reasonable procedures as it may deem necessary or appropriate to effect the registration and transfer of this Note and any new notes, as applicable. Accrued interest on this Note (or portion thereof) at the time of transfer shall be apportioned between the transferor and the transferee.

     11. (a) Subject to and upon compliance with the provisions of this paragraph 11, the Holder may convert this Note, or any portion of the principal amount hereof which is at least $1,000 and any larger integral multiple of $1,000, at any time before payment or satisfaction of this Note, into Class A Units of limited partner interests in the Partnership ("Class A Units") issued pursuant to Section 4.6 of the Agreement of Limited Partnership (dated July 30, 1987) of the Partnership, as it may be amended (the "Partnership Agreement"), as hereinafter provided.

          (b) Upon surrender of this Note or an authorized portion of the principal amount hereof to the Partnership at its principal office, accompanied by appropriate endorsements and transfer documents satisfactory to the Partnership, the Partnership at the Holder's expense, shall issue and deliver to such Holder in the name of the Holder at the Holder's address (or such other name and address as the Holder specifies), a certificate or certificates evidencing the whole number of Class A Units obtained by dividing the aggregate principal amount of this Note so surrendered by $18.50 (the "Conversation Price"), subject to adjustment as hereinafter provided. No payment or adjustment shall be made upon any conversion on account of any interest accrued on this Note surrendered for conversion or on account of any dividends on the Class A Units issued upon such conversion.

          (c) If this Note is converted in part only, upon such conversion the Partnership, at the Holder's expense, shall issue and deliver to or on the order of the Holder hereof, a new note in principal amount equal to the unconverted portion of this Note.

          (d) Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note and other documents have been surrendered to and received in proper order for conversion by the Partnership as aforesaid unless such Holder shall have so surrendered this Note and shall have instructed the Partnership to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert this Note on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date. At such time the rights of the Holder of this Note as the Holder shall cease and the person or persons in whose name or names the certificate or certificate for Class A Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Class A Units represented thereby.

          (e) The number of Class A Units issuable upon exercise of the conversion right provided herein shall be adjusted from time to time as follows:
(i) In case the Partnership shall have, after September 15, 1988, (A) paid a dividend or made a distribution on Class A Units or other of its securities, (B) subdivided or reclassified its outstanding Class A Units into a greater number of Class A Units, or (C) combined or reclassified its outstanding Class A Units into a smaller number of Class A Units, the Conversion Price and the number of Class A Units that the Holder shall be entitled to receive upon conversion in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of this Note surrendered for conversion after such date shall be entitled to receive, upon payment by surrender of the principal amount or authorized portion thereof of this Note as would have been payable before such date, the number and kind of Class A Units or other securities which, if this Note had been converted immediately prior to such date such Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (f) In case the Partnership shall issue rights or warrants to all holders of Class A Units entitled them (for a period expiring within 45 days after the record date for the determination of holders of Class A Units entitled to receive such rights or warrants) to subscribe for or purchase Class A Units (or securities convertible into Class A Units) at a price per Class A Unit (or having a conversion price per Class A Unit, if a security convertible into Class A Units) less than the current market price per Class A Unit [as defined in subsection (i) of this paragraph 11] on such record date, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Class A Units outstanding on such record date plus the number of Class A Units which the aggregate offering price of the total number of Class A Units so to be offered (or the aggregate initial Conversion Price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of Class A Units outstanding on such record date plus the number of additional Class A Units to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that Class A Units (or securities convertible into Class A Units) are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted (but only with respect to notes exercised after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of Class A Units (or securities convertible into Class A Units) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Advisory Committee (as defined in the Partnership Agreement) of the Partnership. Class A Units owned by or held for the account of the Partnership or any Operating Partnership (as defined in the Partnership Agreement) shall not be deemed outstanding for the purpose of any such computation.

          (g) In case of any reclassification of or change to the outstanding Class A Units issuable upon conversion (other than a change as a result of a subdivision or combination), or in case of any consolidation of the Partnership with or the merger of the Partnership into any other business organization (other than a consolidation or merger in which the Partnership continues and which does not result in any reclassification of or change to the outstanding Class A Units), or in case of any sale or transfer of all or substantially all of the assets of the Partnership, the Holder shall thereafter (in each case prior to the expiration of the conversion right) receive, upon conversion of this Note in the manner herein provided, the kind and amount of cash, securities or other property properly receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of the number of Class A Units then deliverable upon conversion, and the Partnership shall take such steps in connection with such reclassification, change, consolidation, merger, sale or transfer as may be necessary to assure that the provisions hereof shall thereafter be applicable as nearly as reasonably may be, in relation to any cash, securities or other property thereafter deliverable upon conversion of this Note. The above provisions of this paragraph shall apply to successive reclassifications, changes, consolidations, mergers, sales or transfers.

          (h) In case the Partnership shall distribute to all holders of Class A Units (including any such distribution made in connection with a consolidation in which the Partnership is the continuing entity) evidences of its indebtedness or assets [including distributions of Capital Transaction Proceeds (as defined in the Partnership Agreement) but excluding other cash dividends or distributions and dividends payable in Class A Units] or subscription rights or warrants (excluding those referred to in subsection (f) of this paragraph 11], then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination by a fraction, of which the numerator shall be the current market price per Class A Unit [as defined in subsection (i) of this paragraph 11] on such record date, less the fair market value (as determined by the Advisory Committee of the Partnership, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so to be distributed or of such subscription rights or warrants applicable to one Class A Unit and of which the denominator shall be such current market price per Class A Unit.

          (i) For the purpose of any computation under subsection (f) or (h) of this paragraph 11, the current market price per Class A Unit on any record date shall be deemed to be the average of the daily representative closing prices for the 30 consecutive trading days commencing 45 trading days before such date.
The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Class A Units are listed or admitted to trading, or, if the Class A Units are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Class A Units are not quoted by any such organization, the fair value of Class A Units on such date, as determined by the Advisory Committee of the Partnership, shall be used.

          (j) No fractional Class A Units shall be issued upon conversion of this Note. Instead, the Partnership will deliver a number of Class A Units that reflects a rounding to the nearest whole number (with .5 rounded up).

          (k) The Partnership shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Units, the full number of Class A Units then issuable upon conversion of this Note.
The Partnership covenants that all Class A Units which may be issued upon conversion of this Note will upon issue be duly and validly issued and fully paid and, except as otherwise provided in the Partnership Agreement and Delaware law, nonassessable.

          (1) At least 20 days prior to the record date or effective date of the occurrence of any event described in subparagraphs (e) and (f) of this paragraph 11, the Partnership shall give notice thereof to the Holder. Upon any adjustment provided in this paragraph 11, the Partnership may cause a firm of independent public accountants selected by it to calculate the number of Units or securities that the holder shall be entitled to receive upon conversion after giving effect to the event causing such adjustment. The Partnership shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

     12. (a) At any time or from time to time the Holder shall have the right (the "Demand Rights"), upon request, to cause the Partnership to file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and to use its best efforts to cause to become effective as soon as possible, a registration statement under the Securities Act of 1933 (the "Securities Act") on the appropriate form registering the offering and sale of this Note or the number of Class A Units held by the Holder upon conversion of this Note as hereinafter provided. In connection with any such requests, the Partnership promptly shall prepare and file such documents as may be necessary to register or qualify this Note and such Class A Units under the securities laws of such states as the Holder shall reasonably request, and shall do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of this Note or such Class A Units in such states; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by such registration statement in any jurisdictions where it is not now so subject or to subject itself to taxation in any such jurisdiction. Notwithstanding the foregoing, in no event shall the Partnership be required to effect a registration relating to this Note or the Class A Units more frequently than once in any 12-month period. The Partnership shall be entitled to postpone, for a reasonable period of time, the filing of any registration pursuant to this paragraph if, at the time it receives a request for registration pursuant to this paragraph, the General Partner (or, if the General Partner is the Holder at the time, the Advisory Committee of the Partnership) determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Partnership and promptly gives the Holder written notice of such determination; provided that upon such postponement by the Partnership, the Partnership shall be required to file such registration statement as soon as practicable after the General Partner (or, if the General Partner is the Holder at the time, the Advisory Committee of the Partnership) shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the aforesaid material transaction or development. If this Note has been transferred and new notes issued as provided for herein, the Partnership shall, upon receipt of a request for registration hereunder,

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provide notice of such request to other holders of notes (or holders of Class A
Units issued on conversion thereof). Such holders may, by written notice to the Partnership within 15 days of receipt of the notice from the Partnership, request inclusion of their notes (or Class A Units) in such registration. If this Note has been transferred and new notes issued as provided for herein, this paragraph shall apply only if holders of new notes representing at least $500,000 in aggregate principal amount (or, if this Note has been converted, holders of at least 27,000 Class A Units) request registration of their notes or Class A Units. Any registration statement filed pursuant hereto shall be continued in effect for a period of not less than six months following its effective date unless the Holder agrees to a shorter period.

          (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use its best efforts to include this Note and such number or amount of Class A Units held by the Holder pursuant to a conversion of this Note as hereinafter provided in such registration statement, at the Holder's request (the "Request Rights"). If the proposed offering pursuant to this paragraph shall be an underwritten offering, then in the event that the managing underwriter advised the Partnership in writing that in its opinion the inclusion of this Note or of all or some of the Holder's Class A Units would adversely and materially affect the success of the offering, the Partnership shall include in such offering only this Note or that number or amount, if any, of Class A Units held by the Holder which, in the opinion of the managing underwriter will not so adversely affect the offering.

          (c) Except as expressly prohibited under the blue sky or securities laws of any jurisdiction under which a registration or qualification is being effected, the Partnership shall pay all fees and expenses in connection with the first such registration or qualification effected pursuant to the Demand Rights and any registration or qualification effected under the Request Rights, other than any underwriting discounts, fees, commissions or similar charges relating to this Note or the Class A Units of the person being qualified or registered. The Holder requesting registration shall bear all of the fees and expenses in connection with any subsequent registration or qualification under the Demand Rights. The Partnership shall provide indemnification and other assurances to the underwriters, and the Holder shall provide indemnification and other assurances to the Underwriters and the Partnership, in form and substance reasonably satisfactory to the general partner of the Partnership and the underwriters.

          (d) The foregoing registration rights of the Holder with respect to the Class A Units issued upon conversion of this Note shall survive the payment or other satisfaction of this Note. The registration rights of the Holder hereunder may be assigned by the Holder to any person acquiring from the Holder this Note or Class A Units held by the Holder upon conversion of this Note as herein provided, and any such assignee shall be entitled to the benefits of such registration rights during such period as the assignor is so entitled; provided, that the registration rights shall expire at such time as a registration statement covering this Note or the Class A Units becomes effective and is not subsequently withdrawn.

     13. In case one or more of the following events ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any installment of interest upon this Note as and when the same shall become due and payable and a continuation of such default for at least five (5) banking business days after the due date; or

          (b) default in the payment of all or any part of the principal on this Note as and when the same shall become due and payable either as scheduled, at maturity, by declaration or otherwise and a continuation of such default for at least five (5) banking business days after the due date; or

          (c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect to the Partnership in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Partnership or for any substantial part of the property of the Partnership or ordering the winding up or liquidation of the affairs of the' Partnership, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (d) the Partnership shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Partnership or for any substantial part of the property of the Partnership, or the Partnership shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

          (e) the occurrence of any event of default or condition which results in the acceleration of the maturity of the Senior Secured Note and such acceleration shall not be rescinded or annulled or waived or such indebtedness repaid within 10 days after the holder thereof shall have given notice thereof to the Partnership; PROVIDED that if such event of default shall be remedied or cured by the Partnership or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action by any person; or

          (f) failure on the part of the Partnership in any material respect to observe or perform its obligations under this Note with respect to registration rights and conversion rights of the Holder for a period of 30 days after written notice, specifying such failure and stating that such notice is a "notice of default" hereunder, shall have been given by registered or certified mail, return receipt requested; to the Partnership by the Holder; or

          (g)  the occurrence of an event of default under the Loan Agreement;

then, and in each and every such case, unless the principal of this Note shall have already become due and payable, by notice in writing to the Partnership, the Holder may declare the entire principal of this Note and the interest accrued thereon, to be due and payable immediately, and, subject to the other provisions of this Note, including, without limitation paragraphs 2 and 5, upon any such declaration the same shall become immediately due and payable. No waiver of any default or failure or delay to exercise any right or remedy by the holder of this Note shall operate as a waiver of any other default or of the same default in the future or as a waiver of any right or remedy with respect to the same or any other occurrence.

     14. The Partnership will pay any and all taxes that may be payable in respect of the transfer or conversion of this Note or issuance and delivery of Class A Units on conversion of this Note pursuant hereto. The Partnership shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of a new note or certificates evidencing Class A Units in a name other than that of the Holder to be transferred or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Partnership the amount of any such tax, or has established, to the satisfaction of the Partnership, that such tax has been paid.

     15. Unless otherwise expressly provided herein, all payments, notices, communications, surrenders for transfer or conversion and consents hereunder, shall be as follows: if to the Partnership, at 5775 DTC Boulevard, Suite 300, Denver Colorado 80111; if to the Holder, at 101 West Washington Street, Indianapolis, Indiana 46255 or at such other address given or changed in writing to the Partnership by the Holder.

     16. This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Indiana. If any provision, or portion thereof, of this Note or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Note, or the application of such provision, or portion thereof, to any other person or circumstances shall be valid and enforceable to the fullest extent permitted by law.

     17. This Note renews, amends, restates, supersedes and replaces that certain Renewal Promissory Note, executed to be effective as of December 31, 1992, by Maker to National City Bank, Indiana in the principal amount of Two Million Nine Hundred Ninety Thousand and No/100 ($2,990,000.00) and referred to as the Extended Junior Note in the Loan Agreement.

     18. MAKER, AND HOLDER WITHOUT FURTHER ACCEPTANCE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION MAY NOT BE WAIVED, CONDITIONED OR MODIFIED EXCEPT IN WRITING SIGNED BY THE DULY AUTHORIZED OFFICERS OF BORROWER AND BANK.

     IN WITNESS WHEREOF, the Maker has caused this instrument to be dated, executed and delivered on its behalf by its general partner thereunder duly authorized and its corporate seal to be hereunto duly affixed.


                                        AIRCOA HOTEL PARTNERS, L.P.

                                        BY:  AIRCOA HOSPITALITY
                                             SERVICES, INC., AS
                                             GENERAL PARTNER


                                        By: /s/ Douglas M. Pasquale
                                           --------------------------------
                                        Printed: Douglas M. Pasquale
                                                ---------------------------
                                        Title:   Executive Vice President
                                              -----------------------------


                                        By: /s/ Carol K. Werner
                                           --------------------------------
                                        Printed: Carol K. Werner
                                                ---------------------------
                                        Title:   Executive Vice President
                                              -----------------------------

STATE OF Colorado    )
                     )  SS:
COUNTY OF Arapahoe   )


     Before me, a Notary Public in and for such County and State, personally appeared Douglas Pasquale and Carol Werner, the EVP and EVP, respectively, of AIRCOA Hospitality Services, Inc., a Delaware corporation and general partner of AIRCOA Hotel Partners, L.P., who, after having been duly sworn, acknowledged the execution of the foregoing Second Renewal Promissory Note for and on behalf of such corporation as general partner of such limited partnership.

     WITNESS, my hand and Notarial Seal this 2nd day of August, 1994.


                                        /s/ Nancy T. Walton
                                        -------------------------------
                                        (Nancy T. Walton) Notary Public


My Commission Expires:                  My County of Residence

My Commission Expires Oct. 6, 1996      Arapahoe
- ----------------------------------      --------------------------------

                                        [NOTARY PUBLIC SEAL]



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